PROMISSORY NOTE

$50,000.00	April 29, 2016

FOR VALUE RECEIVED, Blackboxstocks Inc., a Nevada corporation ("Maker"), promises to pay to the order of Pepperwood Capital Partners, LLC, a Texas limited liability company ("Payee") the principal sum of $50,000.00, together with interest on the unpaid principal balance from time to time outstanding at a rate per annum equal to 10% (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days); provided that, in no event shall the interest rate hereunder exceed the Highest Lawful Rate (as hereinafter defined).

"Highest Lawful Rate" means, at any given time during which indebtedness shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this Promissory Note (the "Note") under the laws of the United States and the State of Texas applicable thereto which are presently in effect or, to the extent allowed by law, under such applicable laws of the United States and the State of Texas which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow, in any case after taking into account, to the extent required by applicable law, any and all relevant payments or charges under this Note and any documents executed in connection herewith.

Interest on this Note shall accrue from the date hereof.  All principal of and interest on this Note shall be due and payable on October 26, 2016.  All payments on this Note shall be due and payable in lawful money of the United States of America at 2711 Haskell Avenue, Suite 550, Dallas, Texas 75204 (or such other place as Payee may from time to time designate).

1. Prepayments.  The accrued but unpaid interest on this Note may be prepaid in whole or in part at any time without penalty or premium.  The unpaid principal balance of this Note may be prepaid in whole or in part at any time without premium or penalty, but only if all accrued interest on the amount of each such prepayment is paid to the date of such prepayment.

2. Events of Default and Remedies.  Without notice or demand (which are hereby waived), the entire unpaid principal balance of and all accrued interest on this Note shall immediately become due and payable at the option of the holder hereof upon the occurrence of any one or more of the following events of default (individually or collectively, herein called an "Event of Default"):

(a) the failure or refusal of Maker to pay all or any part of the principal of or accrued interest on this Note as and when the same becomes due and payable in accordance with the terms hereof;

(b) the entry of a decree or order for relief by a court having jurisdiction in respect of Maker in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, at such time as it becomes a final, nonappealable decree, order, or judgment against Maker;

(c) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or other similar official of Maker for any substantial part of Maker's property, or the receipt by Maker of a final, non-appealable order by a court having jurisdiction in respect of Maker to wind up or liquidate Maker's affairs;

(d) the commencement by Maker of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law (which case is not dismissed within sixty (60) days thereof), or the consent by Maker to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of Maker of a substantial portion of its property (which consent is not withdrawn and/or appointment is not terminated or rescinded within sixty (60) days thereof), or the Maker shall generally fail to pay its or their debts as they become due or shall make a general assignment for the benefit of creditors (which shall continue unremedied for sixty (60) days from the date thereof); or
(e) if Maker is liquidated or winds up its affairs.
Upon the occurrence of an Event of Default, the holder of this Note may (a) offset against this Note any sum or sums owed by the holder hereof to Maker and (b) proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or any document or instrument executed and delivered by Maker in connection with this Note or in aid of the exercise of any power or right granted by this Note or any document or instrument executed and delivered by Maker in connection with this Note or to enforce any other legal or equitable right of the holder of this Note.

3. Cumulative Rights.  No delay on the part of the holder of this Note in the exercise of any power or right under this Note, or under any document or instrument executed in connection herewith, shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right.

4. Waiver.  Maker hereby waives demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest, and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur; agrees that its liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note; and hereby consent to any and all renewals, extensions, indulgences, releases, or changes hereof or hereto, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

5. No Impairment.  Maker will not, by amendment of its organizational documents or through any reorganization, transfer of assets, merger, dissolution, issuance or sale of securities or any other voluntary action or inaction, intentionally avoid or seek to avoid the observance or performance of any of the material terms to be observed or performed hereunder by Maker but will at all times in good faith assist in the carrying out of all the provisions of this Note.

6. Attorneys' Fees and Costs.  In the event an Event of Default shall occur, and in the event that thereafter this Note is placed in the hands of attorneys for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees, incurred by the holder hereof on account of such collection.

7. NO ORAL AGREEMENTS.  THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

8. Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Texas.

9. Severability.  If any provision of this Note shall be held to be unenforceable by a court of competent jurisdiction, such provisions shall be severed from this Note and the remainder of this Note shall continue in full force and effect.

10. Assignment.  This Note, or any portion hereof, may be assigned by Payee without the consent of Maker.

11. Limitation on Interest.  It is the intent of Payee and Maker in the execution of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law.  In furtherance thereof, Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; that neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith.  The holder of this Note expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated.  If the interest received for the actual period of existence of the loan evidenced by this Note exceeds the applicable maximum lawful rate, the holder of this Note shall, at its option, either refund to Maker the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest.  In the event that Payee or any other holder of this Note shall contract for, charge or receive any amount or amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of the holder of this Note, be either immediately returned to Maker or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

Maker: Blackboxstocks Inc. By: _________________________ Gust C. Kepler, President Address: 5430 LBJ Freeway, Suite 1485 Dallas, Texas 75240 Phone: 972-726-9203